SCHEDULE 13D

CUSIP No. 040397101                                          Page 16 of 16 Pages

                                                                       Exhibit 1

                             JOINT FILING AGREEMENT


         Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Agreement is attached as an Exhibit (the "Schedule 13D"), and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned.

         The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

         This Agreement may be executed in one or more counterparts.

Dated: April 5, 2000

                                      /s/ William Avery
                                      -----------------
                                      William Avery


                                      /s/ Cary S. Fitchey
                                      -------------------
                                      Cary S. Fitchey


                                      /s/ Walter A. Forbes
                                      --------------------
                                      Walter A. Forbes


                                      ST. CROIX INVESTMENTS, LLC,


                                      By: /s/ Fred Green
                                          --------------
                                          Name:  Fred Green
                                          Title: Managing Member


                                      TURTLE HOLDINGS LLC,
                                      a Delaware limited liability company

                                      By: Gildea Management Company,
                                          the Manager

                                          By: /s/ William O'Donnell
                                              ---------------------
                                              Name:  William O'Donnell
                                              Title: Managing Director